SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 25 TO

                     REGISTRATION STATEMENT NUMBER 33-22503

                    American Express Stock Market Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             IDS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                     6725
--------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                 41-6009975
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

               IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
--------------------------------------------------------------------------------
    (Address, including  zip code,  and  telephone  number,  including  area
        code,  of registrant's   principal   executive offices)

     Bruce A. Kohn - IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                           including area code, of agent for service)

Explanatory Note

The prospectuses contained in Part I of the Registration Statement are substantially similar and are for the same product. They reflect differences in the distribution of the products. The prospectus used by American Express Bank International (AEBI), as indicated on the cover, refers to AEBI and relationship managers. The prospectus distributed by American Express Financial Advisors Inc. refers to financial advisors. The prospectus distributed by Securities America, Inc. refers to registered representatives and generally omits client service information.

American Express Stock Market Certificate
Prospectus
April 26, 2000


Potential for stock market growth with safety of principal.


American Express Certificate Company (AECC or AXP Certificate Company), a subsidiary of American Express Financial Corporation, issues American Express Stock Market Certificates. You may:


o    Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.


o Decide whether AECC will guarantee part of your return or whether to link all of it to the market.


o    Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


This certificate is backed solely by the assets of AECC. See "Risk factors" on page 2p.

American Express Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.


The distributor and selling agent are not required to sell any specific amount of certificates.


Issuer:
American Express Certificate Company
American Express Tower 10
Minneapolis, MN  55440-0010
800-437-3133 (toll free)


Distributor:
American Express Financial Advisors Inc.
An American Express company

Initial interest and participation rates


AECC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April 26, 2000:


Maximum               Market participation percentage     Minimum
Return                                                    Interest
--------------------- ----------------------------------- ---------------------
__%                   100% (full)                         None
--------------------- ----------------------------------- ---------------------
__%                   25% (partial)                       Currently 2.50%
--------------------- ----------------------------------- ---------------------


These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of AECC and may differ from the rates shown here.


Risk factors

You should consider the following when investing in this certificate:


This certificate is backed solely by the assets of AECC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by AECC," "Regulated by the government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."


If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate.

Table of contents

Initial interest and participation rates                            p
Risk factors                                                        p

About the certificate
Read and keep this prospectus                                       p
Investment amounts                                                  p
Face amount and principal                                           p
Certificate term                                                    p
Value at maturity                                                   p
Receiving cash before end of term                                   p
Interest                                                            p
Promotions and pricing flexibility                                  p
Historical data on the S&P 500 Index                                p
Calculation of return                                               p
About the S&P 500 Index                                             p
Opportunities at the end of a term                                  p

How to invest and withdraw funds                                    p
Buying your certificate                                             p
Two ways to make investments                                        p
Full and partial withdrawals                                        p
Transfers to other accounts                                         p
Two ways to request a withdrawal or transfer                        p
Three ways to receive payment when you withdraw funds               p
Retirement plans: special policies                                  p
Transfer of ownership                                               p
For more information                                                p

Taxes on your earnings                                              p
Retirement accounts                                                 p
Gifts to minors                                                     p
How to determine the correct TIN                                    p
Foreign investors                                                   p
Trusts                                                              p

How your money is used and protected                                p


Invested and guaranteed by AECC                                     p


Regulated by government                                             p
Backed by our investments                                           p
Investment policies                                                 p

How your money is managed                                           p


Relationship between AECC and American
  Express Financial Corporation                                     p


Capital structure and certificates issued                           p
Investment management and services                                  p
Distribution                                                        p

Selling Agreement with American Express Bank International         p]


Other selling agents                                                p
Transfer agent                                                      p
Employment of other American Express affiliates                     p
Directors and officers                                              p
Independent auditors                                                p
American Express Certificates                                       p

Appendix                                                            p

Annual financial information                                        p
Summary of selected financial information                           p
Management's discussion and analysis of financial
   condition and results of operations                              p
Report of independent auditors                                      p

Financial statements                                                p

Notes to financial statements                                       p

About the certificate

Read and keep this prospectus


This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind AECC by any statement not in it.


Investment amounts


You may purchase the American Express Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from AECC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from AECC to invest more).


The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal


The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. AECC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. AECC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term.
Your principal for the next term will equal:


               $10,000         Face amount (initial investment)
plus              $725         Interest credited to your account at the end
                                 of the term
plus                $5         Interim interest (See "Interim interest")
minus              ($0)        Interest paid to you in cash
plus            $2,500         Additional investment to your certificate
minus              ($0)        Withdrawals and applicable penalties
           ============
               $13,230         Principal at the beginning of the next term

Certificate term


Your first certificate term is a 52-week period. It begins on the Wednesday after AECC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if AECC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to AECC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:

o you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.

o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o    your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."


Partial participation and minimum interest: This option allows you to participate in a specified part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:


o        a percentage of any increase in the S&P 500 Index, and


o        a rate of interest guaranteed by AECC in advance for each term.


Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.


Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit (CDs) in the BANK RATE MONITOR(R) (BRM) Top 25 Market Average(R). BANK RATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a division of Intelligent Life Corporation, N. Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with the Issuer, AEFC or any of their affiliates.

The BRM Top 25 Market Average(R) is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.


Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your American Express financial advisor, or the Client Service Organization at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling 800-437-3133.

Promotions and pricing flexibility


AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.


We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

Historical data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

                S&P 500 Index values -- December 1983 to February 2000

1400

1200 Chart shows closing values of the S&P from above 100 in Dec. 1983 to just over 1200 in Feb. 1999

1000

800

600

400

200

`83 `84 `85 `86 `87  `88 `89  `90  `91  `92  `93  `94  `95  `96  `97  `98  `99

                      S&P 500 Index Average Annual Return

Beginning date          Period held          Average annual
Dec. 31,                in years             return
----------------------- -------------------- -----------------------------------

1989                    10                   ______%
----------------------- -------------------- -----------------------------------

1994                    5                    ______
----------------------- -------------------- -----------------------------------

1998                    1                    ______
----------------------- -------------------- -----------------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

              S&P 500 Index - December 1984 to February 2000

50%

40% Chart shows 52-week Moving Price Return of the S&P from a high of almost 50% to a low of approximately -20%30%
20%

                   Label of "Y" axis reads: 52-week return
10%

 0%

-10%

-20%

`84 `85 `86 `87  `88 `89 `90 `91 `92 `93  `94 `95 `96 `97  `98 `99


Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

              S&P 500 Index - December 1984 to February 2000

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 2/28/99 with a high of just over 25 and a low between 0 and 5.
20

15                  Label of "Y" axis reads: Observations

10

5

      -15   -10   -5    0     5     10    15    20    25    29.9    >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

                 Actual 12-Month Return 1/5/93 to x/x/00

45%

40%

35%             Chart shows actual returns of the certificate at full and
                25% participation with the full participation generally tracking the market indexes over the
30%             period and 25% level of participation tracking at the 25% level of return.
25%

20%

15%

10%

5%

0%

1/93 6/93 12/93 6/94 12/94 5/95 11/95 5/96 11/96 4/97 10/97 4/98 10/98 2/99 x/00


The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.


Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.


The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.


How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.


Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index            minus
Term  beginning  value of S&P 500 Index       divided by
Term  beginning  value of S&P 500 Index       equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                         968
Term beginning value of S&P 500 Index                      890
Maximum return                                              9%
Minimum return                                           2.50%
Partial participation rate                                 25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                   -----
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

                                                 Partial participation
Start of Term         Maximum annual return      minimum rate
----------------------------------------------------------------------------
Jan. 24, 1990                 18.00%                5.00%
Feb. 5, 1992                  18.00                 4.00
May 13, 1992                  15.00                 4.00
Sept. 9, 1992                 12.00                 3.00
Nov. 11, 1992                 10.00                 2.50
Nov. 2, 1994                  10.00                 2.75
April 26, 1995                12.00                [3.50/3.75]
Jan. 17, 1996                 10.00                 3.25
Feb. 26, 1997                 10.00                 3.00
May 7, 1997                   10.00                 2.75
Oct. 8, 1997                  10.00                 2.50
Dec. 16 1998                   9.00                 2.50

Examples:

To  help  you  understand  the  way  this  certificate   works,  here  are  some
hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return.
Assume for all examples that:
o you  purchased  the  certificate  with a $10,000  original  investment;
o the partial participation  rate is 25%;
o the  minimum  interest  rate for  partial participation  is  2.50%;
o the  maximum  total  return  for full  and  partial participation is 9%.


1.  If the S&P 500 Index value rises

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            8% increase in the S&P 500 Index               Index 1,080
--------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)


2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            4% decrease in the S&P 500 Index               Index 961
--------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                                                            (2.50% Total return)


3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            16% increase in the S&P 500 Index              Index 1,160
--------------------------------------------------------------------------------

Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index


The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. AECC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by AECC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to AECC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to AECC or the certificate. S&P has no obligation to take the needs of AECC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by AECC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o    change your interest selection,

o    add money to your certificate,

o    change your term start date,

o withdraw part or all of your money without a withdrawal penalty or loss of interest,

o    or receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection or add to your certificate. You cannot withdraw part of your money and skip the 14-day grace period. If you make a withdrawal, a 7 or 14 day grace period is required. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor - for example, through a direct marketing channel - you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.


Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."


Purchase policies:
o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
Client Service Organization                          Client Service Organization
P.O. Box 74                                          733 Marquette Ave.
Minneapolis, MN  55440-0074                          Minneapolis, MN  55440-0010

2
By wire


For investment into an established account, you may wire money to:


Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #00000-30015 for personal account # (your account number) for (your name).


If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.


o    Minimum amount you may wire: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, AECC and Norwest Bank Minnesota are open for business.


o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.


o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day.
     Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. [We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans special policies".]

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                                                  $   10,000
Interest (interest is credited at the end of the term)                    0
Withdrawal of principal                                              (2,000)
2% withdrawal penalty                                                   (40)
                                                                 ===========
Balance after withdrawal                                         $    7,960

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest

Account balance                                                  $   10,000
Interest credited to date                                               100
Withdrawal of credited interest                                        (100)
Withdrawal of principal                                              (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)                   (38)
                                                                 ===========
Balance after withdrawal                                         $    8,062

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies:


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

Transfers to other accounts


You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
P.O. Box 534
Minneapolis, MN  55440-0534

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.


o    Bank account must be in same ownership as AECC account.


o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Transfer of ownership


While this certificate is not negotiable, AECC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.


For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.


If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.


Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, "Proceeds from Broker Transactions."

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the American Express Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the American Express Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. AECC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.


AECC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. AECC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN


For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:
------------------------------------------------------- -----------------------------------------------------


Individual or joint account                             The individual or one of the owners listed on the
                                                        joint account

------------------------------------------------------- -----------------------------------------------------
Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)
------------------------------------------------------- -----------------------------------------------------


A revocable living trust                                The grantor-trustee
                                                        (the person who puts the money into the trust)


------------------------------------------------------- -----------------------------------------------------
An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)
------------------------------------------------------- -----------------------------------------------------


------------------------------------------------------- -----------------------------------------------------
Sole proprietorship                                     The owner
------------------------------------------------------- -----------------------------------------------------
Partnership                                             The partnership
------------------------------------------------------- -----------------------------------------------------
Corporate                                               The corporation
------------------------------------------------------- -----------------------------------------------------
Association, club or tax-exempt organization            The organization
------------------------------------------------------- -----------------------------------------------------


For details on TIN requirements, ask your financial advisor or contact your local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification." You also may
obtain         the         form        on        the         Internet         at
(http://www.irs.ustreas.gov/prod/forms_pubs/).


Foreign investors

Tax treatment of your investment: Interest paid on your certificate is most likely "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. If the certificate is treated as a CDI, part of the earned income may be treated as a capital gain instead of portfolio interest. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8, in effect before January 1, 2001, must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income or capital gain will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. Your interest income or capital gain will be reported to the IRS even though it is not taxed by the U.S. government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Changes in Tax Regulation: The U.S. Internal Revenue Service has issued new regulations changing the certification requirements for nonresident aliens. As a result of the changes, new Forms W-8 have been designed and are available for use. American Express Certificate Company will need the new forms on file for all clients by January 1, 2001. Depending on your status, you may provide us with any one of four new Forms W-8. Most clients will use Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, but consult your tax advisor to ensure that you are using the correct form. The new Forms W-8 must be resupplied every four calendar years, up from three years with the current form.

A few other changes may affect you. Foreign trusts must apply for a permanent U.S. individual tax identification number (ITIN). Individuals applying for benefits under a tax treaty will have additional requirements.

Withholding taxes: If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and withdrawals from certificates.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, AECC generally will not act on instructions with regard to the certificate unless AECC first receives, at a minimum, a statement from persons AECC believes are knowledgeable about your estate. The statement must be satisfactory to AECC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to AECC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by AECC

 AECC, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1999.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., and selling agent fees to selling agents.


For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1999, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written, informal agreement with the Minnesota Commerce Department to maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.


Backed by our investments


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1999:


Type of investment                                      Net amount invested

Corporate and other bonds
Government agency bonds
Preferred stocks
Mortgages
Municipal bonds

As of Dec. 31, 1999 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1999 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."


The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 1999, AECC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.


Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.


When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.


Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between AECC and American Express Financial Corporation


AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April __,2000.

AECC files reports on Form 10K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. AECC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1999, AEFC managed or administered investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.


Capital structure and certificates issued

AECC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1999, AECC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1999, AECC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets                              Percentage of total book value

First $250 million                                       0.750%
Next 250 million                                         0.650
Next 250 million                                         0.550
Next 250 million                                         0.500
Any amount over 1 billion                                0.107

Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years

                                                   Percentage of
Year                    Total fees                 included assets
1999                     $ _________                    ____%
1998                       9,084,332                     0.24
1997                      17,232,602                     0.50

Estimated advisory and services fees for 2000 are $__________.

Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows.

o 0.90% of the initial investment on the first day of the certificate's term, and

o 0.90% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America, Inc. (SAI) or American Express Bank International (AEBI).


This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1999. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 2000.

See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors. American Express Financial Advisors Inc. pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or AECC, approved these distribution agreements.

Selling Agent Agreements with American Express Bank International and Securities America, Inc.


In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI and SAI receive compensation for their services as selling agents for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o SAI receives a sales commission equal to 0.80%, and marketing support fees and other compensation equal to 0.10%, per term of the principal amount of each certificate for which SAI is the selling agent.


American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1999, AEBI had total assets of $___ million and total equity of $___ million.

Although AEBI is a banking entity, the American Express Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Other Selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors at commissions of up to:

o    __% of the initial  investment on the first day of the certificate's  term;
     and

o    __% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


Transfer agent


Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.


Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers


AECC's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $______ during 1999 to directors not employed by AEFC.

Board of directors

Rodney P. Burwell
Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks).
Director, Fairview Corporation.

Charles W. Johnson
Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler
Born in 1945. Director beginning in 1999. Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Thomas R. McBurney
Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. President since June 1998. Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


Pamela J. Moret*
Born in 1956. Director since December 1999. Chair of the board of directors since January 2000. Senior vice president - Investment Products since November 1999. Vice president - Variable Assets & Services from 1997 to 1999. Vice president - Retail Services Group from 1996 to 1997. Vice president Communications from 1992 to 1996. Various attorney positions in General Counsel's Office from 1982 to 1992.

*"Interested Person" of AECC as that term is defined in Investment Company Act of 1940.


Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.


Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.


Philip C. Wentzel
Born in 1961. Vice president and controller of AECC since January 2000. Vice president - Finance, Insurance Products of AEFC since 1997. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis - IDS Life from 1992 to 1997.


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements for each of the years in the three-year period ended Dec. 31, 1999. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


American Express Certificates

Other certificates issued by AECC: Your American Express financial advisor can give you more information on five other certificates issued by AECC. These certificates offer a wide range of investment terms and features.

American Express Cash Reserve Certificate - A single payment certificate that permits additional investments on which AECC guarantees interest in advance for a three-month term.

American Express Flexible Savings Certificate - A single payment certificate that permits additional investments and on which AECC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

American Express Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

American Express Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

American Express Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with AECC's guarantee of principal for large investments of $250,000 to $5 million.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries

National/Minnesota:        800-437-3133

TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919


American Express Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010


Web site address: http://www.americanexpress.com/advisors

Distributed by American Express Financial Advisors Inc.

6009

American Express Stock Market Certificate
Prospectus
April 26, 2000


Potential for stock market growth with safety of principal.


American Express Certificate Company (the Issuer, AECC or AXP Certificate Company), a subsidiary of American Express Financial Corporation, issues American Express Stock Market Certificates. You may:


o    Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether the Issuer will guarantee part of your return or whether to link all of it to the market.

o    Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk factors" on page 2p.


American Express Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agents are not required to sell any specific amount of certificates.

Issuer:
American Express Certificate Company
Unit 557
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3133
612-671-3131


Distributor
American Express Financial Advisors Inc.

Selling Agent:
American Express Bank International

Initial interest and participation rates

The Issuer guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index).
See "About the certificate" for more explanation.


Here are the interest rates and market participation percentages in effect April 26, 2000:


        Maximum             Market participation percentage    Minimum
         Return                                                Interest
--------------- ------------------------------------ ---------------------------

           9%                         100% (full)              None
--------------- ------------------------------------ ---------------------------

           9%                        25% (partial)             Currently 2.50%
--------------- ------------------------------------ ---------------------------

These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuer of securities in our portfolio vary. See "Invested and guaranteed by the Issuer," "Regulated by the government," "Backed by out investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate.

Table of contents

Initial interest and participation rates                           p
Risk factors                                                       p

About the certificate
Read and keep this prospectus                                      p
Investment amounts                                                 p
Face amount and principal                                          p
Certificate term                                                   p
Value at maturity                                                  p
Receiving cash before end of term                                  p
Interest                                                           p
Promotions and pricing flexibility                                 p
Historical data on the S&P 500 Index                               p
Calculation of return                                              p
About the S&P 500 Index                                            p
Opportunities at the end of a term                                 p

How to invest and withdraw funds                                   p
Buying your certificate                                            p
How to make investments at term end                                p
Full and partial withdrawals                                       p
Other full and partial withdrawal policies                         p
Transfers to other accounts                                        p
Two ways to request a withdrawal or transfer                       p
Two ways to receive payment when you withdraw funds                p
Transfer of ownership                                              p
For more information                                               p

Taxes on your earnings                                             p
Foreign investors                                                  p
Trusts                                                             p

How your money is used and protected                               p
Invested and guaranteed by the Issuer                              p
Regulated by government                                            p
Backed by our investments                                          p
Investment policies                                                p

How your money is managed                                          p
Relationship between the Issuer and American
  Express Financial Corporation                                    p
Capital structure and certificates issued                          p
Investment management and services                                 p
Distribution                                                       p
Selling Agreement with American Express Bank International
and Securities America, Inc.                                       p
Other selling agents                                               p
About American Express Bank International                          p

Transfer agent                                                     p
Employment of other American Express affiliates                    p
Directors and officers                                             p
Independent auditors                                               p

Appendix                                                           p

Annual financial information                                       p
Summary of selected financial information                          p
Management's discussion and analysis of financial
   condition and results of operations                             p
Report of independent auditors                                     p

Financial statements                                               p

Notes to financial statements                                      p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes American Express Stock Market Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. This certificate also may be available through other selling agents.

Investment amounts


You may purchase the American Express Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from AECC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from AECC to invest more).


Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. The Issuer guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.


For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. AECC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term.
Your principal for the next term will equal:

               $10,000         Face amount (initial investment)
plus              $725         Interest credited to your account at the end of
                               the term
plus                $5         Interim interest (See "Interim interest")
minus              ($0)        Interest paid to you in cash
plus            $2,500         Additional investment to your certificate
minus              ($0)        Withdrawals and applicable penalties
           ============
               $13,230         Principal at the beginning of the next term


Certificate term


Your first certificate term is a 52-week period. It begins on the Wednesday after AECC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if AECC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to the Issuer. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.


Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:


o you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.

o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o    your return is linked to stock market performance.


The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."


Partial participation and minimum interest: This option allows you to participate in a specified part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:


o    a percentage of any increase in the S&P 500 Index, and


o    a rate of interest guaranteed by AECC in advance for each term.


Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.


Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit (CDs) in the BANK RATE MONITOR(R) (BRM) Top 25 Market Average(R). BANK RATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a division of Intelligent Life Corporation, N. Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with the Issuer, AEFC or any of their affiliates.

The BRM Top 25 Market Average(R) is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization in Minneapolis at the telephone numbers listed on the back cover.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.


Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult:

o Your American Express Bank International (AEBI) relationship manager.

o The Issuer's Client Service Organization at the telephone numbers listed on the back cover.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the Client Service Organization in Minneapolis at the telephone numbers listed on the back cover.


Promotions and pricing flexibility
The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.

Historical data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

                 S&P 500 Index values -- December 1983 to February 2000

1400

1200    Chart shows closing values of the S&P from above 100 in Dec. 1983 to just over 1200 in Feb. 1999
1000

800

600

400

200

`83 `84  `85  `86  `87  `88  `89  `90  `91  `92  `93 `94  `95  `96  `97  `98

                     S&P 500 Index Average Annual Return

Beginning date                Period held                         Average annual
Dec. 31,                      in years                            return

1989                          10                                  ______%


1994                          5                                   ______


1998                          1                                   ______


The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                   S&P 500 Index - December 1984 to February 2000

50%

40% Chart shows 52-week Moving Price Return of the S&P from a high of almost 50% to a low of approximately -20%
30%
                    Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

`84  `85  `86  `87   `88  `89  `90  `91  `92  `93   `94  `95  `96  `97  `98  `99


Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                              S&P 500 Index - December 1984 to February 2000

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 2/28/99 with a high of just over 25 and a low between 0 and 5.
20

15      Label of "Y" axis reads: Observations

10

5

      -15    -10    -5     0     5     10    15    20      25      29.9     >=30


The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

The chart reflects the returns payable each week by AECC on any participation terms ending that week. There may be weeks in which no investor actually ends a participation term.

Actual 12-Month Return 1/5/93 to x/x/00
45%

40%

35%          Chart shows actual returns of the certificate at full and
             25% participation with the full  participation  generally
             tracking the market indexes over the
30%          period and 25% level of participation tracking at the 25% level of return.
25%

20%

15%

10%

5%

0%

1/93 6/93 12/93 6/94 12/94 5/95 11/95 5/96 11/96 4/97 10/97 4/98 10/98 2/99 x/00



The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.


The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.


How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.


Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index           minus
Term  beginning  value of S&P 500 Index      divided by
Term  beginning  value of S&P 500 Index      equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                           968
Term beginning value of S&P 500 Index                                        890
Maximum return                                                                9%
Minimum return                                                             2.50%
Partial participation rate                                                   25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                  -----
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

Start of Term      Maximum annual return      Partial participation minimum rate


Jan. 24, 1990           18.00%                          5.00%

Feb. 5, 1992            18.00                           4.00

May 13, 1992            15.00                           4.00

Sept. 9, 1992           12.00                           3.00

Nov. 11, 1992           10.00                           2.50

Nov. 2, 1994            10.00                           2.75

April 26, 1995          12.00                           3.75

Jan. 17, 1996           10.00                           3.25

Feb. 26, 1997           10.00                           3.00

May 7, 1997             10.00                           2.75

Oct. 8, 1997            10.00                           2.50

Dec. 16 1998             9.00                           2.50

Examples:

To  help  you  understand  the  way  this  certificate   works,  here  are  some
hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return.
Assume for all examples that:


o you  purchased  the  certificate  with a $10,000  original  investment;
o the partial  participation  rate is 25%;
o the  minimum  interest  rate for partial participation is 2.50%;
o the  maximum  total  return  for full  and  partial participation is 9%.



1.  If the S&P 500 Index value rises

Week 1/Wed                                                          Week 52/Tues
     S&P 500                                                            S&P 500
     Index 1,000            8% increase in the S&P 500 Index         Index 1,080
----------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                          Week 52/Tues
     S&P 500                                                             S&P 500
     Index 1,000            4% decrease in the S&P 500 Index           Index 961
----------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000 Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                                                            (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                          Week 52/Tues
     S&P 500                                                             S&P 500
     Index 1,000            16% increase in the S&P 500 Index        Index 1,160
----------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000 Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. The Issuer does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.


"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by the Issuer. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Issuer is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Issuer or the certificate. S&P has no obligation to take the needs of the Issuer or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by the Issuer, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:


o        change your interest selection,

o        add money to your certificate,


o        change your term start date,


o withdraw part or all of your money without a withdrawal penalty or loss of interest,

o        or receive your interest in cash.


Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate


Your AEBI relationship manager or other selling agent representative will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.


Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:

The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

How to make investments at term end

By wire

If you have an established account, you may wire money to:

Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.


Give these instructions: Credit American Express Account #00-29-882 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.


o    Minimum amount you may wire: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, AECC and Norwest Bank Minnesota are open for business.


o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, AEBI, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:


o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "Two Ways to request a withdrawal or transfer."


o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day.
     Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:


Participation interest

Account balance                                                     $   10,000
Interest (interest is credited at the end of the term)                       0
Withdrawal of principal                                                 (2,000)
2% withdrawal penalty                                                      (40)
                                                                    ===========
Balance after withdrawal                                            $    7,960


You will forfeit any accrued interest on the withdrawal amount.


Fixed interest

Account balance                                                     $   10,000
Interest credited to date                                                  100
Withdrawal of credited interest                                           (100)
Withdrawal of principal                                                 (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)                      (38)
                                                                    ===========
Balance after withdrawal                                            $    8,062


Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

Transfers to other accounts


You may transfer part or all of your certificate to other American Express Certificates available through AEBI.

Two ways to request a withdrawal or transfer

1
By phone


Your AEBI relationship manager or other selling agent relationship officer will handle this transaction for you. You may also call the Client Service Organization between 8 a.m. and 6 p.m. Minneapolis time at the telephone numbers listed on the back cover.


o    Maximum phone request: $50,000.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.


o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity. We can decline the telephone request if we do not have enough information to confirm the request is authentic.


You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Your AEBI relationship manager or other selling agent representative will handle this transaction for you. You may also send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
Unit 557
P.O. Box 534
Minneapolis, MN  55440-0534

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
Unit 557
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Transfers to another certificate with different ownership and marketed through AEBI (all current registered owners must sign the request).

Two ways to receive payment when you withdraw funds

1
By regular or express mail


o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.


o We will charge a fee if you request express mail delivery. For a partial withdrawal leaving a remaining balance of more than $1,000, the fee will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, we will deduct the fee from proceeds of the withdrawal.

2
By wire


o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as the Issuer's account.


o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your AEBI relationship manager or other selling agent representative. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

Transfer of ownership

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to another selling agent as collateral security. Your AEBI or other selling agent representative can help you transfer ownership.

For more information


For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis listed on the back cover.

Taxes on your earnings

Foreign investors

Tax treatment of your investment: Interest paid on your certificate is most likely "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. If the certificate is treated as a CDI, part of the earned income may be treated as a capital gain instead of portfolio interest. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8, in effect before January 1, 2001, must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income or capital gain will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. Your interest income or capital gain will be reported to the IRS even though it is not taxed by the U.S. government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Changes in Tax Regulation: The U.S. Internal Revenue Service has issued new regulations changing the certification requirements for nonresident aliens. As a result of the changes, new Forms W-8 have been designed and are available for use. American Express Certificate Company will need the new forms on file for all clients by January 1, 2001. Depending on your status, you may provide us with any one of four new Forms W-8. Most clients will use Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, but consult your tax advisor to ensure that you are using the correct form. The new Forms W-8 must be resupplied every four calendar years, up from three years with the current form.

A few other changes may affect you. Foreign trusts must apply for a permanent U.S. individual tax identification number (ITIN). Individuals applying for benefits under a tax treaty will have additional requirements.

Withholding taxes: If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and withdrawals from certificates.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by the Issuer


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1999.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., and selling agent fees to selling agents.


For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.


Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.


Regulated by government

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1999, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written, informal agreement with the Minnesota Commerce Department to maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

Backed by our investments


The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1999:


Type of investment                                      Net amount invested


Corporate and other bonds
Government agency bonds
Preferred stocks
Mortgages
Municipal bonds

As of Dec. 31, 1999 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1999 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."


The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 1999, AECC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.


Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.


When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.


Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between the Issuer and American Express Financial Corporation


The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April __,2000.

The Issuer files reports on Form 10K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. the Issuer and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1999, AEFC managed or administered investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.


Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1999, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1999, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets                         Percentage of total book value

First $250 million                                            0.750%
Next 250 million                                              0.650
Next 250 million                                              0.550
Next 250 million                                              0.500
Any amount over 1 billion                                     0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years


                                                   Percentage of
Year                    Total fees                included assets
1999                   $   _________                   ____%
1998                   $   9,084,332                    0.24
1997                   $  17,232,602                    0.50

Estimated advisory and services fees for 2000 are $__________.


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as described below:


o 0.90% of the initial investment on the first day of the certificate's term, and

o 0.90% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America, Inc. (SAI) or American Express Bank International (AEBI).

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1999. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 2000.

See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or the Issuer, approved these distribution agreements.

Selling Agent Agreements with American Express Bank International and Securities America, Inc.


In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI and SAI receive compensation for their services as selling agents for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o SAI receives a sales commission equal to 0.80%, and marketing support fees and other compensation equal to 0.10%, per term of the principal amount of each certificate for which SAI is the selling agent.


American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

About AEBI

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1999, AEBI had total assets of $___ million and total equity of $___ million.

Although AEBI is a banking entity, the American Express Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Other Selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors at commissions of up to:

o    __% of the initial  investment on the first day of the certificate's  term;
     and

o    __% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. For example, American Express Financial Advisors Inc. may pay a fee to SAI in order to attend the national sales conference of SAI, and, among other activities, promote sales of the certificate. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers


The Issuer's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $__________ during 1999 to directors not employed by AEFC.


Board of directors

Rodney P. Burwell
Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.

Charles W. Johnson
Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler
Born in 1945. Director beginning in 1999. Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Thomas R. McBurney
Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. President since June 1998. Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

Pamela J. Moret*
Born in 1956. Director since December 1999. Chair of the board of directors since January 2000. Senior vice president - Investment Products since November 1999. Vice president - Variable Assets & Services from 1997 to 1999. Vice president - Retail Services Group from 1996 to 1997. Vice president Communications from 1992 to 1996. Various attorney positions in General Counsel's Office from 1982 to 1992.

*"Interested Person" of AECC as that term is defined in Investment Company Act of 1940.


Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.


Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.


Philip C. Wentzel
Born in 1961. Vice president and controller of AECC since January 2000. Vice president - Finance, Insurance Products of AEFC since 1997. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis - IDS Life from 1992 to 1997.


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements for each of the years in the three-year period ended Dec. 31, 1999. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back cover)

Quick telephone reference*

Selling Agent
American Express Bank International

Region Offices
101 East 52nd Street
4th Floor
New York, NY  10022
(212) 415-9500

1221 Brickell Avenue
8th Floor
Miami, FL  33131
(305) 350-2502

*You may experience delays when call volumes are high.

American Express Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

800-437-3133
612-671-3131

Distributed by American Express Financial Advisors Inc.

6038

American Express Stock Market Certificate
Prospectus
April 26, 2000


Potential for stock market growth with safety of principal.


American Express Certificate Company (AECC or AXP Certificate Company), a subsidiary of American Express Financial Corporation, issues American Express Stock Market Certificates. You may:

o Purchase this certificate in any amount from $2,000 through $1 million unless you receive prior authorization from AECC to invest more.


o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.


o Decide whether AECC will guarantee part of your return or whether to link all of it to the market.


o    Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


This certificate is backed solely by the assets of AECC. See "Risk factors" on page 2p.

American Express Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.


The distributor and selling agent are not required to sell any specific amount of securities.


Issuer:
American Express Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3133 (toll free)


Distributor:
American Express Financial Advisors Inc.

Selling Agent:
Securities America, Inc.

American Express companies

Initial interest and participation rates


AECC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April 26, 2000:


        Maximum             Market participation percentage    Minimum
         Return                                                Interest
------------------------- ------------------------------------ ----------------
           9%                         100% (full)              None
------------------------- ------------------------------------ ----------------
           9%                        25% (partial)             Currently 2.50%
------------------------- ------------------------------------ ----------------


These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of AECC and may differ from the rates shown here.


Risk factors


You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of AECC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by AECC," "Regulated by the government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."


If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate.

Table of contents

Initial interest and participation rates                                    p
Risk factors                                                                p

About the certificate
Read and keep this prospectus                                               p
Investment amounts                                                          p
Face amount and principal                                                   p
Certificate term                                                            p
Value at maturity                                                           p
Receiving cash before end of term                                           p
Interest                                                                    p
Promotions and pricing flexibility                                          p
Historical data on the S&P 500 Index                                        p
Calculation of return                                                       p
About the S&P 500 Index                                                     p
Opportunities at the end of a term                                          p

How to invest your funds                                                    p
Buying your certificate                                                     p
Transfer of ownership                                                       p

Taxes on your earnings                                                      p
Gifts to minors                                                             p
How to determine the correct TIN                                            p
Foreign investors                                                           p
Trusts                                                                      p


How your money is used and protected                                        p
Invested and guaranteed by AECC                                             p
Regulated by government                                                     p
Backed by our investments                                                   p
Investment policies                                                         p

How your money is managed                                                   p
Relationship between AECC and American
  Express Financial Corporation                                             p
About Securities America, Inc.                                              p
Capital structure and certificates issued                                   p
Investment management and services                                          p
Distribution                                                                p
Selling Agreement with American Express Bank International
  and Securities America, Inc.                                              p
Other selling agents                                                        p
Transfer agent                                                              p
Employment of other American Express affiliates                             p
Directors and officers                                                      p
Independent auditors                                                        p

Appendix                                                                    p

Annual financial information                                                p
Summary of selected financial information                                   p
Management's discussion and analysis of financial
   condition and results of operations                                      p
Report of independent auditors                                              p

Financial statements                                                        p

Notes to financial statements                                               p

About the certificate

Read and keep this prospectus


This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind AECC by any statement not in it.


Investment amounts


You may purchase the American Express Stock Market Certificate in any amount from $2,000 through $1 million (unless you receive prior approval from AECC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from AECC to invest more).


Face amount and principal


The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. AECC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. AECC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term.
Your principal for the next term will equal:


           $10,000    Face amount (initial investment)
plus          $725    Interest credited to your account at the end of the term
plus            $5    Interim interest (See "Interim interest")
minus          ($0)   Interest paid to you in cash
plus        $2,500    Additional investment to your certificate
minus          ($0)   Withdrawals and applicable penalties
       ============
           $13,230    Principal at the beginning of the next term

Certificate term


Your first certificate term is a 52-week period. It begins on the Wednesday after AECC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if AECC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to AECC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:

o you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.

o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o    your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."


Partial participation and minimum interest: This option allows you to participate in a specified part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:


o    a percentage of any increase in the S&P 500 Index, and


o    a rate of interest guaranteed by AECC in advance for each term.


Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.


Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit (CDs) in the BANK RATE MONITOR(R) (BRM) Top 25 Market Average(R). BANK RATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a division of Intelligent Life Corporation, N. Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with the Issuer, AEFC or any of their affiliates.

The BRM Top 25 Market Average(R) is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.



The BRM may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your American Express financial advisor, or the Client Service Organization at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling 800-437-3133.

Promotions and pricing flexibility


AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.


We also may offer different rates based on the amount invested and geographic location.

Historical data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

               S&P 500 Index values -- December 1983 to February 2000

1400

1200 Chart shows closing values of the S&P from above 100 in Dec. 1983 to just over 1200 in Feb. 1999
1000

800

600

400

200

`83  `84  `85  `86  `87  `88  `89  `90  `91  `92  `93  `94  `95  `96  `97  `98

                   S&P 500 Index Average Annual Return

Beginning date           Period held            Average annual
Dec. 31,                 in years               return
------------------------ ---------------------- -------------------------

1989                     10                     ______%
------------------------ ---------------------- -------------------------

1994                     5                      ______
------------------------ ---------------------- -------------------------

1998                     1                      ______
------------------------ ---------------------- -------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                              S&P 500 Index - December 1984 to February 2000

50%

40%                 Chart shows 52-week Moving Price Return of the S&P
                    from a high of almost 50% to a low of approximately -20%
30%
                    Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

`84  `85  `86  `87  `88  `89  `90  `91  `92  `93  `94  `95  `96  `97  `98  `99


Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                              S&P 500 Index - December 1984 to February 2000

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 2/28/99 with a high of just over 25 and a low between 0 and 5.
20

15                  Label of "Y" axis reads: Observations

10

5

     -15   -10   -5    0     5     10    15    20    25    29.9    >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

                    Actual 12-Month Return 1/5/93 to x/x/00

45%

40%

35%                Chart shows actual returns of the certificate at full and
                   25% participation with the full  participation  generally
                   tracking the market indexes over the period and 25% level
30%                of participation tracking at the 25% level of return.

25%

20%

15%

10%

5%

0%

1/93 6/93 12/93 6/94 12/94 5/95 11/95 5/96 11/96 4/97 10/97 4/98 10/98 2/99 x/00


The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.


Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.


The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.


How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.


Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                minus
Term  beginning  value of S&P 500 Index           divided by
Term  beginning  value of S&P 500 Index           equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                        968
Term beginning value of S&P 500 Index                     890
Maximum return                                             9%
Minimum return                                          2.50%
Partial participation rate                                25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                   -----
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
                  -----
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
                 ------
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

                                               Partial participation
Start of Term        Maximum annual return     minimum rate

Jan. 24, 1990               18.00%               5.00%
Feb. 5, 1992                18.00                4.00
May 13, 1992                15.00                4.00
Sept. 9, 1992               12.00                3.00
Nov. 11, 1992               10.00                2.50
Nov. 2, 1994                10.00                2.75
April 26, 1995              12.00               [3.50/3.75]
Jan. 17, 1996               10.00                3.25
Feb. 26, 1997               10.00                3.00
May 7, 1997                 10.00                2.75
Oct. 8, 1997                10.00                2.50
Dec. 16 1998                 9.00                2.50

Examples:

To help you understand the way [a participation term of] this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:
o you  purchased  the  certificate  with  a  $10,000  original investment;
o the partial participation rate is 25%;
o the minimum interest rate for partial participation  is 2.50%;
o the maximum  total  return for full and partial participation is 9%.


1.  If the S&P 500 Index value rises

Week 1/Wed                                                          Week 52/Tues
     S&P 500                                                        S&P 500
     Index 1,000        8% increase in the S&P 500 Index            Index 1,080
--------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)


2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                          Week 52/Tues
     S&P 500                                                        S&P 500
     Index 1,000        4% decrease in the S&P 500 Index            Index 961
--------------------------------------------------------------------------------

Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                                                            (2.50% Total return)


3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                          Week 52/Tues
     S&P 500                                                        S&P 500
     Index 1,000            16% increase in the S&P 500 Index       Index 1,160
--------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index


The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. AECC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by AECC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to AECC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to AECC or the certificate. S&P has no obligation to take the needs of AECC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by AECC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o    change your interest selection,

o    add money to your certificate,

o    change your term start date,

o withdraw part or all of your money without a withdrawal penalty or loss of interest,

o    or receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate

Your registered representative will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.


Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."



Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $2,000. If you request such a withdrawal, we will contact you for revised instructions.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                                                 $   10,000
Interest (interest is credited at the end of the term)                   0
Withdrawal of principal                                             (2,000)
2% withdrawal penalty                                                  (40)
                                                                ===========
Balance after withdrawal                                        $    7,960

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest

Account balance                                                 $   10,000
Interest credited to date                                              100
Withdrawal of credited interest                                       (100)
Withdrawal of principal                                             (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)                  (38)
                                                                ===========
Balance after withdrawal                                        $    8,062

Other full and partial withdrawal policies:


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $2,000. If the balance would be less than $2,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

Transfer of ownership


While this certificate is not negotiable, AECC will transfer ownership upon written notification to our Client Service Organization.


Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, "Proceeds from Broker Transactions."

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the American Express Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the American Express Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. AECC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN


For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:
------------------------------------------------------- -----------------------------------------------------
Individual or joint account                             The individual or one of the owners listed on the
                                                        joint account
------------------------------------------------------- -----------------------------------------------------
Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)
------------------------------------------------------- -----------------------------------------------------
A revocable living trust                                The grantor-trustee
                                                        (the person who puts the money into the trust)
------------------------------------------------------- -----------------------------------------------------
An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)
------------------------------------------------------- -----------------------------------------------------
Sole proprietorship                                     The owner
------------------------------------------------------- -----------------------------------------------------
Partnership                                             The partnership
------------------------------------------------------- -----------------------------------------------------
Corporate                                               The corporation
------------------------------------------------------- -----------------------------------------------------
Association, club or tax-exempt organization            The organization
------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your registered representative for federal Form W-9, "Request for Taxpayer Identification Number and Certification." You also may obtain the form on the Internet at (http://www.irs.ustreas.gov/prod/forms_pubs/).

Foreign investors

Tax treatment of your investment: Interest paid on your certificate is most likely "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. If the certificate is treated as a CDI, part of the earned income may be treated as a capital gain instead of portfolio interest. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8, in effect before January 1, 2001, must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income or capital gain will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. Your interest income or capital gain will be reported to the IRS even though it is not taxed by the U.S. government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Changes in Tax Regulation: The U.S. Internal Revenue Service has issued new regulations changing the certification requirements for nonresident aliens. As a result of the changes, new Forms W-8 have been designed and are available for use. American Express Certificate Company will need the new forms on file for all clients by January 1, 2001. Depending on your status, you may provide us with any one of four new Forms W-8. Most clients will use Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, but consult your tax advisor to ensure that you are using the correct form. The new Forms W-8 must be resupplied every four calendar years, up from three years with the current form.

A few other changes may affect you. Foreign trusts must apply for a permanent U.S. individual tax identification number (ITIN). Individuals applying for benefits under a tax treaty will have additional requirements.

Withholding taxes: If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and withdrawals from certificates.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, AECC generally will not act on instructions with regard to the certificate unless AECC first receives, at a minimum, a statement from persons AECC believes are knowledgeable about your estate. The statement must be satisfactory to AECC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to AECC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by AECC

AECC, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1999.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc, and selling agent fees to selling agents.


For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The American Express Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1999, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written, informal agreement with the Minnesota Commerce Department to maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

Backed by our investments


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1999:


Type of investment                                      Net amount invested

Corporate and other bonds
Government agency bonds
Preferred stocks
Mortgages
Municipal bonds


As of Dec. 31, 1999, about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1999, schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."


The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 1999, AECC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.


Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.


When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.


Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between AECC and American Express Financial Corporation


AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April ___, 2000.

AECC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http//www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. AECC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1999, AEFC managed or administered investments, including its own, of more than $___ billion.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries) and Travelers Cheque and related services.


About Securities America, Inc.


SAI is a wholly owned  subsidiary of Securities  America  Financial  Corporation
(formerly Financial Dynamics Inc.). American Express Financial Corporation acquired Financial Dynamics Inc. in March 1998. SAI operates as a fee-based broker dealer. As of March __, 2000 SAI. had ______ registered representatives.

Capital structure and certificates issued

AECC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1999, AECC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1999, AECC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets                               Percentage of total book value
First $250 million                                       0.750%
Next 250 million                                         0.650
Next 250 million                                         0.550
Next 250 million                                         0.500
Any amount over 1 billion                                0.107

Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years

                                              Percentage of
Year               Total fees                included assets
1999             $    _________                   ____%
1998             $    9,084,332                    0.24
1997             $   17,232,602                    0.50


Estimated advisory and services fees for 2000 are $__________.

Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o 0.90% of the initial investment on the first day of the certificate's term, and

o 0.90% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors, but not for certificates sold through American Express Bank International (AEBI), or Securities America, Inc. (SAI).


This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $______________ during the year ended Dec. 31, 1999. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________________ during 2000.

See note 1 to financial statements regarding deferral of distribution fee expense.


American Express Financial Advisors Inc. pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or AECC, approved these distribution agreements.

Selling Agent Agreements with American Express Bank International and Securities America, Inc.


In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI and SAI receive compensation for their services as selling agents for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o SAI receives a sales commission equal to 0.80%, and marketing support fees and other compensation equal to 0.10%, per term of the principal amount of each certificate for which SAI is the selling agent.


American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

Although AEBI is a banking entity, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Other Selling agents


This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors at commissions of up to:


o    __% of the initial  investment on the first day of the certificate's  term;
     and

o    __% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.


In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. For example, American Express Financial Advisors Inc. may pay a fee to SAI in order to attend the national sales conference of SAI, and, among other activities, promote sales of the certificate. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


Transfer agent


Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers


AECC's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $______ during 1999 to directors not employed by AEFC.

Board of directors

Rodney P. Burwell Born in 1939. Director beginning in 1999. Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.

Charles W. Johnson Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler
Born in 1945. Director beginning in 1999. Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Thomas R. McBurney
Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. President since June 1998. Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


Pamela J. Moret*
Born in 1956. Director since December 1999. Chair of the board of directors since January 2000. Senior vice president - Investment Products since November 1999. Vice president - Variable Assets & Services from 1997 to 1999. Vice president - Retail Services Group from 1996 to 1997. Vice president Communications from 1992 to 1996. Various attorney positions in General Counsel's Office from 1982 to 1992.

*"Interested Person" of AECC as that term is defined in Investment Company Act of 1940.


Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.


Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.


Philip C. Wentzel
Born in 1961. Vice president and controller of AECC since January 2000. Vice president - Finance, Insurance Products of AEFC since 1997. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis - IDS Life from 1992 to 1997.


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements for each of the years in the three-year period ended Dec. 31, 1999. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

Selling Agent            Securities America, Inc.           800-747-6111
                                                            Omaha Area:
                                                            402-399-9111

*You may experience delays when call volumes are high.

American Express Stock Market Certificate
IDS Tower 10
Minneapolis, MN 55440-0010

6035

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect.
                  See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

1996              IDS Special Deposits*                           41,064,846.74
1997              American Express Special Deposits              182,788,631.00
1998              American Express Special Deposits               91,416,078.00
1999              American Express Special Deposits               50,132,542.00

* Renamed American Express Special Deposits in April 1996.

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $301,946.44 in 1996, $592,068.70 in 1997, $967,791.95 in 1998
and $877,981.60 in 1999.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

               1.   (a)  Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

                    (b) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

               2.        Not Applicable.

               3.   (a)  Certificate of Incorporation,  dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

                    (b)  Certificate  of  Amendment,  dated  April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

                    (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

                    (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

                    (e) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

               4.        Not Applicable.

               5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective
                         Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

       6. through 9. --  None.

             10.    (a)  Investment  Advisory  and  Services  Agreement  between
                         Registrant and IDS/American Express Inc. dated January 12, 1984, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

                    (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

                    (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                    (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                    (e) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

                    (f) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 9 to Registration Statement No. 33-26844, is incorporated herein by reference.

                    (g) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co.
                         (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                    (h) Consulting Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

                    (i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as
                         Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

                    (j) Form of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as
                         Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

                    (k) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

                    (l) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

                    (m) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

         11. through 22. -- None.

             23. Consent of Independent Auditors' Report to be filed with a subsequent post-effective amendment to this registration statement.

             24.    (a)  Officers'  Power of Attorney,  dated September 8, 1998, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503, is incorporated herein by reference.

                    (b) Directors' Power of Attorney, dated April 26, 1999, filed electronically as Exhibit 24(a) to Registrant's March 31, 1999 Quarterly Report is incorporated herein by reference.

                    (c) Director's Power of Attorney, dated December 21, 1999, filed electronically as Exhibit 24(c) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, is incorporated herein by reference.

         25. through 27. -- None.

(b) The financial statement schedules for IDS Certificate Company will be filed with a subsequent post-effective amendment to Registration Statement No. 2-55252 for Series D-1 Investment Certificate.

         Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, and American Express Bank International, as selling agent will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. and American Express Bank International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc. and American Express Bank International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 6th day, of January, 2000.

IDS CERTIFICATE COMPANY



                                             By: /s/ Paula R. Meyer*
                                                     Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities on the 6th day, of January, 2000.


Signature                                 Capacity

/s/ Paula R. Meyer* **                    President and Director
Paula R. Meyer                            (Principal Executive Officer)

/s/ Jeffrey S. Horton*                    Vice President and Treasurer
Jeffrey S. Horton                         (Principal Financial Officer)

/s/ Jay C. Hatlestad*                     Vice President and Controller
Jay C. Hatlestad                          (Principal Accounting Officer)

/s/ Rodney P. Burwell**                   Director
Rodney P. Burwell

/s/ Charles W. Johnson**                  Director
Charles W. Johnson

/s/ Jean B. Keffeler**                    Director
Jean B. Keffeler

/s/ Richard W. Kling**                    Director
Richard W. Kling

/s/ Pamela J. Moret***                    Director
Pamela J. Moret

/s/ Thomas R. McBurney**                  Director
Thomas R. McBurney

*Signed  pursuant to Officers'  Power of Attorney dated  September 8, 1998 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn



**Signed pursuant to Directors' Power of Attorney dated April 26, 1999 filed electronically as Exhibit 24(a) to Registrant's March 31, 1999 Quarterly Report, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn



***Signed pursuant to Director's Power of Attorney dated December 21, 1999 filed
electronically  as  Exhibit  24(c)  to   Post-Effective   Amendment  No.  19  to
Registration Statement No. 33-26844, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 25 TO
                       REGISTRATION STATEMENT NO. 33-22503

Cover Page

Prospectus

Part II Information

Signatures